UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑          Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

DRIL-QUIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dril-Quip, Inc.

These additional definitive proxy materials are being filed to replace the Security Ownership of Certain Beneficial Owners and Management table included in the Schedule 14A filed by Dril-Quip, Inc. on March 19, 2024 (the “Proxy Statement”).

The following table sets forth the number of shares of our common stock beneficially owned directly or indirectly as of March 11, 2024 or as otherwise indicated below by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, director nominees and executive officers and (iii) all directors, director nominees and executive officers as a group.

	Amount of Beneficial Ownership
Name of Beneficial Owner (1)	Number of Shares	Percent of Stock

Jeffrey J. Bird (2)	162,827	*

Kyle F. McClure (2)	71,005	*

James C. Webster (2)	66,735	*

Donald M. Underwood (2)	24,343	*

Terence B. Jupp (2)	59,615	*

Carri A. Lockhart (2)	15,935	*

John V. Lovoi (2)	71,242	*

Steven L. Newman (2)	59,357	*

Amy B. Schwetz (2)	39,227	*

Darryl K. Willis (2)	25,364	*

All current directors and executive officers as a group (10 persons) (3)	595,650	1.7%

BlackRock, Inc. (4)	5,534,233	16.1%
55 East 52nd Street
New York, NY 10055

The Vanguard Group (5)	3,867,476	11.2%
100 Vanguard Boulevard
Malvern, PA 19355

Brandes Investment Partners, L.P. (6)	2,559,567	7.4%
4275 Executive Square, 5th Floor
La Jolla, CA 92037

GAMCO Investors, Inc. et al. (7)	2,194,816	6.4%
One Corporate Center
Rye, New York 10580-1435

Dimensional Fund Advisors LP (8)	2,150,385	6.2%
6300 Bee Cave Road, Building One
Austin, TX 78746

*	Less than 1%.
(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The address of each such person, unless otherwise provided, is 2050 West Sam Houston Parkway S., Suite 1100, Houston, Texas 77042.

(2)

Includes restricted stock held directly in the amount of 104,828 shares by Mr. Bird, 43,170 shares by Mr. Webster, 55,399 shares by Mr. McClure and 16,919 shares by Mr. Underwood. Includes restricted stock held directly in the amount of 11,725 shares by Mr. Lovoi, 11,574 shares by Mr. Jupp, 10,669 shares by Mr. Newman, 9,322 shares by Ms. Lockhart, 8,394 shares by Ms. Schwetz and 10,669 shares by Mr. Willis.

(3)	Includes Jeffrey J. Bird, James C. Webster, Kyle F. McClure, Donald M. Underwood, John V. Lovoi, Terence B. Jupp, Steven L. Newman, Amy B. Schwetz, Darryl K. Willis and Carri A. Lockhart.
(4)

Number of shares based on a Schedule 13G/A filed with the Securities and Exchange Commission (“SEC”) on January 22, 2024. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 5,534,233 shares and sole dispositive power with respect to 5,639,897 shares.

(5)

Number of shares based on a Schedule 13G/A filed with the SEC on February 13, 2024. Such filing indicates that The Vanguard Group has sole voting power with respect to 0 shares, shared voting power with respect to 22,995 shares, sole dispositive power with respect to 3,815,231 shares and shared dispositive power with respect to 52,245 shares.

(6)

Number of shares based on a Schedule 13G filed with the SEC on February 12, 2024 by Brandes Investment Partners, L.P. (“Brandes”). Such filing indicates that (i) Brandes has shared voting power with respect to 1,210,410 shares and shared dispositive power with respect to 2,559,567 shares; (ii) CO-GP, LLC (“CO-GP”) has shared voting power with respect to 1,210,410 shares and shared dispositive power with respect to 2,559,567 shares; (iii) Brandes Worldwide Holdings, L.P. (“Brandes Worldwide”) has shared voting power with respect to 1,210,410 shares and shared dispositive power with respect to 2,559,567; and (iv) Glenn Carlson (“Mr. Carlson”) has shared voting power with respect to 1,210,410 shares and shared dispositive power with respect to 2,559,567 shares. The 2,559,567 shares are deemed to be beneficially owned by CO-GP, Brandes Worldwide and Mr. Carlson, as control persons of Brandes.

(7)

Number of shares based on a Schedule 13D/A filed with the SEC on March 12, 2024. Such filing indicates that (i) Gabelli Funds, LLC has sole voting and dispositive power with respect to 539,380 shares, (ii) GAMCO Asset Management Inc. has sole voting power with respect to 2,141,816 shares and sole dispositive power with respect to 2,194,816 shares, (iii) Gabelli & Company Investment Advisers, Inc. has sole voting and dispositive power with respect to 3,200 shares, (iv) Teton Advisors, LLC has sole voting and dispositive power with respect to 8,000 shares, (v) Gabelli Foundation, Inc. has sole voting and dispositive power with respect to 11,000 shares, (vi) MJG Associates, Inc. has sole voting and dispositive power with respect to 11,800 shares, and (vii) GGCP, Inc. has sole voting and dispositive power with respect to 7,500 shares.

(8)

Number of shares based on a Schedule 13G filed with the SEC on February 9, 2024 by Dimensional Fund Advisors LP (“Dimensional”). Such filing indicates that Dimensional has sole voting power with respect to 2,112,830 shares and sole dispositive power with respect to 2,150,385 shares.

Except as specifically revised by the information contained herein, this additional proxy material does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This additional proxy material should be read with the Proxy Statement, and, from and after the date of this additional proxy material, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as revised hereby.

The date of this Proxy Statement Supplement is April 22, 2024.